Exhibit 99.2

Assessor’s Parcel Number N/S – not a deed.

Recorded at the request of

and when recorded return to:

Rye Patch Gold US Inc.

c/o Thomas P. Erwin

Erwin & Thompson LLP

P.O. Box 40187

Reno, Nevada 89504

The undersigned affirm that this document does not

contain the personal information of any person.

NET SMELTER RETURNS ROYALTY AGREEMENT

This Net Smelter Returns Royalty Agreement (“Agreement”), dated June 27, 2013 (“Effective Date”), is between Coeur Rochester, Inc. a Delaware corporation (“CRI”) and Rye Patch Gold US Inc., a Nevada corporation (“RPG”). CRI and RPG may be referred to herein individually as a “Party” or collectively as the “Parties.” Capitalized words not defined above are defined in various sections of this Agreement or in “Definitions” below.

RECITALS

A. CRI and RPG have entered into that certain Settlement Agreement and Mutual Release dated June 24, 2013 (the “Settlement Agreement”) in which CRI agreed to grant to RPG a production royalty equal to 3.4% of the Net Smelter Returns from the sale of silver and gold processed and sold from the Rochester Mine.

B. CRI and RPG desire to enter into this Agreement to define and establish the terms and conditions governing the production royalty.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

ROYALTY TERM; CALCULATION; AND PAYMENT

1.1 Grant of Royalty. On the terms and subject to the conditions of this Agreement, CRI hereby grants, bargains, sells, transfers, conveys, and agrees to pay to RPG the NSR.

1.2 Term. The NSR shall be paid only with respect to silver and gold produced and sold from the Rochester Mine on or after January 1, 2014 and shall terminate after 39.4 million silver equivalent ounces have been produced and sold from the Rochester Mine (the “Royalty Limit”). Silver equivalent ounces will be determined by converting sales of gold to the equivalent number of ounces of silver based on actual prices of gold and silver at the time of sale. When the Royalty Limit has been reached, the NSR will automatically terminate and CRI will have no further obligations to RPG under this Agreement, except for payment or delivery of the NSR and performance of any other obligations under this Agreement which are accrued, but unpaid or not performed, as of the termination date.

CRI will notify RPG when the NSR has terminated. Within thirty (30) business days after receiving notice from CRI that the NSR has terminated RPG shall execute and deliver to CRI an executed original of a “Notice of Termination” of the NSR in form acceptable for recording under Nevada law.

1.3 Calculation and Payment of NSR. CRI will calculate the NSR payment due, if any, during each calendar quarter by multiplying 3.4% by the Net Smelter Returns for that calendar quarter. Upon determination by CRI that an NSR payment is due and owing to RPG in a calendar quarter, CRI shall deliver to RPG a payment by wire transfer in immediately available funds, within fifteen (15) days after the end of the calendar quarter in which such payment is due, together with a copy of the CRI accounting, sales data and the refinery and smelter outturn statements related to such payment. The first payment will be due by April 15, 2014 in respect of the quarter ending March 31, 2014. At least fifteen (15) days prior to the date of the first payment, RPG will provide wiring instructions to CRI for payment. CRI shall be entitled to rely on RPG’s wiring instructions until such time as RPG notifies CRI in writing of different wiring instructions. CRI will not be deemed to be in default under this Agreement and the time for making such payment shall be extended, if, at the time such payment is otherwise due, wire transfer facilities are not available for any reason, so long as CRI makes payment as soon as practicable after wire transfer facilities become available.

If it is subsequently determined that an overpayment or underpayment was made, neither CRI nor RPG will be required to make an additional payment or a refund, as applicable, but the overpayment or underpayment shall be corrected in the next calendar quarter following determination that an adjustment is required. No NSR shall be due regarding ore stockpiles or Merrill Crowe precipitates unless and until such stockpiled ores or Merrill Crowe precipitates are processed to produce Products and are actually sold and CRI has received from the refinery or smelter confirmation of the Net Smelter Returns realized from the sale of Products from such stockpiled ore or Merrill Crowe precipitates.

1.4 Trading Activities. The profits and losses from any Trading Activities undertaken by CRI or its Affiliates with respect to final Products will not be included in any manner in the calculation of the NSR. RPG acknowledges that CRI may realize from time to time lesser or greater profit or losses from the sale of Products than does RPG as a result of such activities and RPG shall not participate in such profits nor share in such losses.

The Net Smelter Returns payable on Products subject to hedging transactions shall be determined in the manner prescribed in the definition of “Revenues.”

ARTICLE II

INFORMATION; AUDITS; DISPUTES

2.1 Information. CRI shall keep accurate records of tonnage, volume of Products, analyses of Products, weight, moisture, assays of payable metal content, and any other information or data relevant to the calculation of Net Smelter Returns (including, but not limited to, settlement sheets, receipts, invoices or other information provided by purchasers of Products from CRI).

2.2 Audits. RPG has the right to audit the records related to the calculation of the NSR. The audit may only be performed once during any calendar year for the immediately preceding calendar year, by a licensed certified public accounting firm selected by mutual consent of the Parties and performed according to standards of the American Institute of Certified Public Accountants. Any audit under this Section may be conducted only after providing CRI ten (10) days’ advance written notice that RPG intends to conduct an audit and shall be completed within ninety days (90) days after the end of the calendar year for which the audit is being conducted.

Each audit shall be conducted during CRI’s regular business hours and in a manner that does not materially interfere with CRI’s operations. RPG shall pay all costs of any such audit, unless an audit reveals an underpayment of a royalty payment in an amount that is ten percent (10%) or more than the amount that RPG was actually due. In that case, CRI shall pay the costs of the audit. Any CRI NSR calculation which RPG does not audit in accordance with this Section will be deemed final and will not thereafter be subject to audit or challenge.

2.3 Disputes. Any controversy or claim, whether based on contract, tort, statute or other legal or equitable theory (including, but not limited to, any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement, including this clause) arising out of or related to this Agreement (including amendments or extensions), or the breach or termination of this Agreement shall be settled by arbitration in accordance with the then current Rules of the American Arbitration Association (“AAA”) for Commercial Arbitration. The arbitration shall be held in Reno, Nevada and there shall be a single arbitrator. The arbitrator shall be chosen subject to the rules and procedures as provided by the AAA and shall have a minimum of ten (10) years’ experience in mining matters generally and in the subject matter of the dispute specifically. No person having a prior or existing attorney-client, business or family relationship with either of the Parties or their principal representatives or a financial interest in the dispute shall be qualified to act as arbitrator in accordance with this Agreement absent the express prior written consent of the Parties to this Agreement. The arbitrator shall determine the claims of the Parties and render a final award in accordance with the substantive law of the State of Nevada, excluding Nevada law regarding conflicts of laws. The arbitrator shall state the reasons for the award in writing. Except as required by applicable laws and regulations and the rules of any exchange on which the shares of the capital stock of CRI, RPG and their affiliates are listed for trading (and then only after prior notice to the other Party), a Party shall not disclose the facts of the underlying dispute or the contents or results of the arbitration without the prior consent of the Parties. A judgment on the award may be entered by a court having jurisdiction, located in the Sixth Judicial District Court of the State of Nevada in and for Pershing County, Nevada.

ARTICLE III

TRANSFER OF INTEREST; RIGHT OF FIRST REFUSAL

3.1 Transfer of Interest.

CRI may Transfer all or any portion of its interest in this Agreement or in the Rochester Mine; provided, however, that CRI shall assure that any instrument of Transfer shall provide for the transferee’s express agreement to assume, perform and be bound by CRI’s obligations under this Agreement. If CRI Transfers the whole of or an undivided interest in this Agreement, each transferee of an undivided interest shall separately pay to RPG the NSR and perform the obligations under this Agreement accruing with respect to such transferee’s interest in and to the Rochester Mine. If CRI Transfers the whole of or an undivided interest in this Agreement, liability for any default under or breach of any obligation under this Agreement shall rest exclusively upon the transferee of such interest in this Agreement which commits the default or breach; provided, however, that no Transfer shall relieve CRI, or its successors and assigns, of any liability or obligation under this Agreement with respect to the interest subject to such Transfer which accrues or arises before the effective date of the Transfer. If CRI Transfers ownership of a segregated portion of the Rochester Mine, any default or breach by the transferee of such segregated portion of the Rochester Mine shall not affect the rights of CRI in the segregated portion of the Rochester Mine retained by it or the rights of the holders or owners of any other segregated portion of the Rochester Mine. Except as provided below, RPG shall not Transfer or create an Encumbrance on all or any part of its interest in the NSR. Any attempted Transfer of or creation of an Encumbrance on all or any portion of RPG’s interest in the NSR not in accordance with the terms of this Agreement shall be null and void. Subject to CRI’s Right of First Refusal granted in Section 3.2, on or after January 1, 2014, RPG may Transfer its entire interest in the NSR if such interest is transferred (i) in a single-asset transaction of all of RPG’s ownership interest in the NSR; (ii) for cash consideration; (iii) upon at least thirty (30) days’ advance written notice to CRI; and (iv) to a company unrelated to RPG whose principal business is the acquisition, holding, or management of precious metals production royalties and streams.

No Transfer of the NSR, however accomplished, will enlarge the obligations or diminish the rights of CRI or RPG except as specifically provided in this Agreement. RPG covenants that any change in ownership of the NSR will be accomplished in such a manner that CRI will be required to make payments and give notice to no more than one Person, and upon breach of this covenant, CRI and its Affiliates may retain all payments otherwise due until the breach has been cured. No Transfer in or to this Agreement or NSR, however accomplished, shall be binding on CRI until sixty (60) days after CRI receives from RPG written notice of a Transfer, supported by either originals or certified copies of the instruments evidencing such Transfer, and any court records and proceedings, transcripts, or other documents necessary, in the opinion of CRI, to establish the validity of such Transfer, accompanied by a notarized agreement, duly executed by the transferee, successor or assign, consenting to be bound by this Agreement.

3.2 Right of First Refusal. RPG may not transfer its interest in the NSR to any person (the “Proposed Transferee”) unless (i) RPG receives a bona fide binding written definitive offer from the Proposed Transferee specifying the purchase consideration and all other material terms and conditions of such proposed Transfer (the “Proposed Terms”); and (ii) RPG provides written notice (the “Offer Notice”) to CRI (A) of RPG’s receipt of such offer from the Proposed Transferee together with a copy of such offer; and (B) offering to sell such interest to CRI on the Proposed Terms.

CRI shall have the right, but not the obligation, for a period of thirty (30) business days after its receipt of the Offer Notice (the “Election Period”) to elect to purchase the NSR on the Proposed Terms, in which event the consideration payable by CRI shall have a value equal to the amount of consideration included in the Proposed Terms and, subject to the following paragraph, may be payable in cash, shares of common stock of CRI’s parent, Coeur Mining, Inc. (“CRI Parent”), or a combination of both. Any such election shall be made by providing irrevocable written notice to RPG within such Election Period (an “Election Notice”). If CRI does not deliver an Election Notice within the Election Period, CRI shall be deemed irrevocably to have elected to not purchase the NSR and the right of first refusal granted in this Section shall terminate.

If CRI timely elects to purchase the NSR, the Parties shall close such transaction on the later of (i) thirty (30) business days after RPG provides the Offer Notice or (ii) five (5) business days after the receipt from all applicable governmental authorities of all required consents and approvals, if any, with respect to such Transfer. At the closing, CRI shall pay to RPG consideration having a value equal to the amount of consideration included in the Proposed Terms and may be payable by CRI in cash, shares of common stock of CRI’s parent, Coeur Mining, Inc., or a combination of both. In the event CRI determines to pay all or a portion of the consideration in the form of shares of common stock of CRI Parent (the “Stock Consideration”), CRI shall include such determination in its Election Notice (together with the proposed terms for the payment of such consideration) and RPG shall have the right to reject receipt of the Stock Consideration by delivering written notice thereof to CRI no later than five (5) business days prior to the closing, in which event CRI shall pay the full consideration amount in the form of cash. Any failure by RPG to deliver such notice to CRI shall be deemed an acceptance by RPG of receipt of the Stock Consideration at the closing. If CRI does not elect or is deemed to not elect to purchase the NSR, then RPG may Transfer the NSR to the Proposed Transferee, but only on the Proposed Terms. If RPG does not Transfer the NSR to the Proposed Transferee on the Proposed Terms within the time specified in the Proposed Terms for closing, then CRI’s right of first refusal granted under this Section shall be renewed, and RPG shall be obligated to afford CRI the right of first refusal in this Section with respect to any proposed Transfer of its interest in the NSR.

ARTICLE IV

GENERAL

4.1 Right to Inspect. Once during each calendar year, RPG or its authorized representative may, upon providing ten (10) days’ advance written notice to CRI and subject to the confidentiality obligations described in this Agreement, inspect CRI’s records and data pertaining to the production and sale of gold and silver from the Rochester Mine and the computation of the NSR for the calendar year in which the inspection is completed. Any such inspection shall be at RPG’s own cost and risk and shall be conducted in a manner that will not materially interfere with CRI’s operations. If RPG elects to exercise its rights under section 2.2 of this Agreement to conduct an audit, then the inspection permitted pursuant to this section 4.1 shall be conducted simultaneously, in order to minimize disruption to CRI’s operations. RPG shall indemnify and hold harmless CRI and its Affiliates (including without limitation direct and indirect parent companies), and its or their respective directors, officers, shareholders, employees, agents, and attorneys, from and against any losses and liabilities which may be imposed upon, asserted against, or incurred by, any of them by reason of injury to RPG or its authorized representatives resulting from the exercise of the rights given herein.

4.2 No Development Covenant. CRI has no obligation to mine, to continue mining, or to mine any particular quantities of gold-bearing or silver-bearing ores for processing at the Rochester Mine or to recover gold or silver therefrom. CRI’s only obligation is to pay the NSR to RPG on any gold or silver that is processed and sold from the Rochester Mine subject to the terms and conditions in this Agreement. RPG’s interest in the Rochester Mine shall be solely that of a non-participating royalty holder and it shall have no rights to participate or influence management or decision-making regarding operations on the Rochester Mine. RPG expressly disclaims any implied covenants of diligence with respect to operations on the Rochester Mine, including without limitation all exploration, development, mining, and processing operations.

4.3 Notices. All notices shall be in writing to the applicable address set forth below and shall be given (i) by personal delivery or recognized international overnight courier, (ii) by electronic communication, with a hard copy confirmation sent simultaneously by registered or certified mail return receipt requested, or (iii) by registered or certified mail return receipt requested. All notices shall be effective and shall be deemed delivered (a) if by personal delivery or by overnight courier, on the date of delivery if delivered before 5:00 p.m. local destination time on a business day, otherwise on the next business day after delivery, (b) if by electronic communication on the business day after receipt of the electronic communication, and (c) if solely by mail, on the business day after actual receipt.

To CRI:	Coeur Rochester, Inc., c/o Coeur Mining, Inc. Attn: President 505 Front Avenue Coeur d’Alene, ID 83814 (208) 667-3511 Email: mkrebs@coeur.com

Also copies to:

Coeur Mining, Inc. Attn: General Counsel 505 Front Avenue Coeur d’Alene, ID 83814 (208) 665-0770 Email: cnault@coeur.com

To RPG:	Rye Patch Gold US Inc. 220 South Rock Blvd., Suite 9 Reno, NV 89502 (775) 856-4900 Email: bill@ryepatchgold.com

Also copies to:	Bernard Poznanski Koffman Kalef 19th Floor 885 W. Georgia St. Vancouver, BC, Canada V6C 3H4 (604) 891-3688 Email: bp@kkbl.com

Each Party may change its address from time to time by notice given in the manner described above.

4.4 Confidentiality. RPG agrees to keep confidential all information provided to it by CRI under this Agreement and not to disclose any such information to any third party without the prior written consent of CRI. This provision will not apply to information which otherwise comes into the public domain other than through the breach by RPG of its obligations under this provision. Confidential information received by RPG from CRI may be disclosed (a) to an affiliate, employee, officer, agent or consultant of RPG (b) to a potential buyer of RPG’s entire interest in the NSR (but only after obligating the third party to whom disclosure is being made to a written confidentiality agreement that binds such third party at least to the same extent RPG is obligated under this Agreement, and providing a copy of the same to CRI), and (c) if and to the extent required in the ordinary course of events under any applicable law, regulation, court order, rule of any stock exchange or other legal requirement.

A Party shall not disclose pursuant to this Agreement any geological, engineering, or other data to any third party without disclosing the existence and nature of any disclaimers which accompany such data and the requirements of applicable law or regulation or rules of the applicable stock exchange for public reporting.

Nothing in this Agreement shall prevent the disclosure of confidential information delivered pursuant to this Agreement to the Parties’ lawyers, litigation consultants, litigation experts, accountants, auditors, lenders, insurers/reinsurers, regulators, or securities exchanges on which the securities of such Party or an Affiliate are listed or quoted, provided that the disclosure of the information is reasonably necessary to effectuate the terms of this Agreement, or is required for tax, financial reporting, stock exchange, or governmental compliance purposes.

The Parties shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and shall not issue any such press release or make any such public statements prior to such consultation and review, except as may be required by applicable law or the rules of any securities exchange, or as is impractical in the circumstances. Notwithstanding the foregoing the parties may make public statements in response to questions from the press, analysts, investors or those attending industry conferences so long as such statements are substantially consistent with the press releases, public disclosures or public statements previously issued or made by the Parties, as applicable; provided that such previously issued press releases, public disclosures or public statements were made after the date hereof and, in accordance with this Agreement.

4.5 Commingling. CRI will have the right to commingle ore, concentrates, minerals, and other material mined and removed from the properties from which Products are to be produced, with ore, concentrates, minerals, and other material mined and removed from other lands and properties; however, CRI shall calculate from representative samples the metal content, the average grade of the metal content, the moisture content thereof, and other measures as are appropriate, and shall weigh (or calculate weight by volume) the material before commingling, in each case using any procedures accepted in the mining and metallurgical industry which it believes suitable for the type of mining and processing activity being conducted. In addition, comparable procedures may be used by CRI to apportion among the commingled materials all penalty and other charges and deductions, if any, imposed by the smelter, refiner, or purchaser of such material. CRI shall use the same procedures for each separate ore or other source before commingling. CRI shall retain such representative ore samples and the written records of assays, moisture content, weights (or volumes as the case may be) and the content and nature of penalty substances and any other measures made for not less than twelve (12) months after payment of the NSR with respect to such commingled ores from the Rochester Mine. CRI shall deliver to RPG a copy of CRI’s commingling plan not less than thirty (30) days before CRI commences commingling of minerals mined from lands and properties which are not burdened by or subject to the NSR.

4.6 Real Property Interest; Recordation of Interest. CRI acknowledges and agrees that the NSR is a property right and creates an interest in the Rochester Mine that runs with the land and such interest shall be applicable to CRI and its successors and assigns of and to the Rochester Mine. If any of the unpatented mining claims subject to this Agreement are converted to leases, licenses or other forms of tenure as a result of the amendment or repeal of the Mining Law of 1872, as amended, or for any other reason, all such amended and relocated unpatented mining claims or other tenures shall be subject to the terms of this Agreement. In such an event, CRI and RPG shall execute and record an amendment of this Agreement to evidence the inclusion of such unpatented mining claims and tenures in this Agreement. The Parties shall record a copy of this Agreement in the Official Records of Pershing County, Nevada. Each of the Parties consents to such recording.

4.7 Maintenance of Rochester Mine. Subject to the absolute right retained by CRI to amend, restake, or relocate all or any portion of the mining claims encompassed by the Rochester Mine, CRI shall maintain the claims by timely performing all assessment work or paying claim maintenance fees as required by federal law and timely paying all assessments and taxes imposed on any and all of the property interests subject to this Agreement and shall assure that title to such such interests is not diminished or lost as a result of CRI’s failure to perform the foregoing obligations.

ARTICLE V

MISCELLANEOUS

5.1 Amendment and Waiver. This Agreement may only be amended by an instrument in writing signed by the Parties. Except for waivers specifically provided for in this Agreement, rights under this Agreement may not be waived except by an instrument in writing signed by the Party to be charged with the waiver. The failure of a Party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach of this Agreement will not constitute a waiver of any provision of this Agreement or limit the Party’s rights thereafter to enforce any provision or exercise any right.

5.2 Severability. If at any time any covenant or provision contained in this Agreement is deemed to be invalid or unenforceable, such covenant or provision shall be considered divisible and shall be deemed immediately amended and reformed to include only such portion of such covenant or provision that is valid and enforceable. Such covenant or provision, as so amended and reformed, shall be valid and binding as though the invalid or unenforceable portion had not been included in this Agreement. To the extent the Net Smelter Returns Royalty applies to any amendments or relocations of the unpatented mining claims subject to the Net Smelter Returns Royalty or to any rights or interests (including mineral rights) acquired in the federal public lands within the boundaries of the Rochester Mine in accordance with the Mining Law of 1872, as from time-to-time amended, repealed, replaced or superseded, or any other federal law or regulation, including the conversion of any present interest in the unpatented mining claims comprising the Rochester Mine to a lease, license, permit or other form of tenure (each an “Acquired Interest”), RPG’s Net Smelter Returns Royalty rights in such Acquired Interest shall vest on the date of acquisition by CRI, and CRI’s successors in interest, as applicable, subject to the terms of this Agreement and the terms of the Settlement Agreement. It is the express intention of the Parties that the Net Smelter Returns Royalty in respect of any Acquired Interest shall vest in RPG, and RPG’s successors and assigns, as applicable, within a period of time that complies with the Rule Against Perpetuities (Uniform Act), NRS 111.103 et seq, as it may be amended from time-to-time. The Parties irrevocably release and waive the applicability of the Rule Against Perpetuities to the Net Smelter Returns Royalty and the Acquired Interest. CRI agrees and covenants, for itself and its successors and assigns, that it will not commence any action or arbitration proceeding to declare the Net Smelter Returns Royalty ineffective, invalid or void based on the Rule Against Perpetuities, and that it will not in any action or arbitration proceeding commenced by RPG, or its successors and assigns, as applicable, assert as an affirmative defense against any claim for relief for enforcement of this Agreement or the Settlement Agreement that this Agreement or the Settlement Agreement is ineffective, invalid or void based on the Rule Against Perpetuities.

5.3 No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except as otherwise expressly stated herein. Except to the extent specifically provided in this Agreement, it is for the sole benefit of the Parties and no other Person (including any creditor of the Parties) is intended to be a beneficiary of this Agreement or shall have any rights under this Agreement.

5.4. Entire Agreement. This Agreement, the Settlement Agreement and Mutual Release and the documents referred to in the foregoing documents constitute the entire agreement between the Parties and supersede any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

5.5 Headings. The subject headings of the Articles, Sections, and Subsections of this Agreement and the Exhibits to this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of their provisions.

5.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to any choice or conflicts of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

5.7 Rules of Construction. Each Party acknowledges that it has been represented by counsel during the negotiation, preparation, and execution of this Agreement. Each such Party therefore waives the application of any law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the drafter of the agreement or document.

5.8 Attorneys’ Fees. Except as otherwise specified herein, in the event of a dispute under this Agreement, the prevailing Party shall be entitled to payment of its reasonable attorneys’ fees and costs in arbitrating or litigating the dispute.

5.9 Currency. Unless specified otherwise, all statements of or references to dollar amounts in this Agreement are to lawful money of the United States.

5.10 No Joint Venture, Mining Partnership, Commercial Partnership. This Agreement shall not be construed to create, expressly or by implication, a joint venture, mining partnership, commercial partnership, or other partnership relationship between or among the Parties.

5.11 Further Assurances. Each Party shall execute all such further instruments and documents and do all such further actions as may be necessary to effectuate the transactions contemplated in this Agreement, in each case at the cost and expense of the Party requesting such further document or action, unless expressly indicated otherwise. If conditions change by reason of acquisition, conveyances, assignments, or other matters relating to the title to, or description of, the estates comprising the Rochester Mine, RPG and CRI shall execute amendments of and to this Agreement and execute such corrective or additional documents as may be necessary to (i) reflect such changed conditions and/or (ii) clear or cure title. If pursuant to any amendment or supersession of the Mining Law of 1872, as amended, CRI is granted the right to convert its interest in the unpatented mining claims subject to this Agreement to a lease, license or permit, or other right or interest, all such converted interests or rights shall be deemed to be part of the unpatented mining claims subject to this Agreement. Upon the grant or issuance of such converted interests or rights, the Parties shall execute and deliver an addendum to this Agreement, in recordable form, by which such converted interests or rights are made subject to this Agreement.

5.12 Parties in Interest. This Agreement shall inure to the benefit of the permitted successors and permitted assigns of the Parties, and shall be binding upon the successors and assigns of the Parties (whether or not permitted).

5.13 Counterparts. This Agreement may be executed in multiple counterparts, and all such counterparts taken together shall constitute the same document.

DEFINITIONS

“Affiliate” means any Person that directly or indirectly Controls, is Controlled by, or is under common Control with, a Party.

“Control” used as a verb means, when used with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through (a) the legal or beneficial ownership of voting securities or membership interests; (b) the right to appoint managers, directors or corporate management; (c) contract; (d) operating agreement; (e) voting trust; or otherwise; and, when used with respect to an individual, means the actual or legal ability to control the actions of another, through family relationship, agency, contract, or otherwise; and “Control” used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

“Encumbrance” means any mortgage, deed of trust, security interest, pledge, lien, right of first refusal, right of first offer, other preferential right, profits interest, net profits interest, royalty interest, overriding royalty interest, conditional sale or title retention agreement, or other burdens of any nature affecting an interest in real or personal property.

“Net Smelter Returns” means Revenues less Refining Costs pertaining to such Revenues for the applicable calendar quarter. The calculation of Net Smelter Returns shall be made in accordance with accounting principles and practices consistently applied in the mining industry in Nevada.

“NSR” shall equal 3.4% multiplied by the Net Smelter Returns received or deemed to have been received in the calendar quarter.

“Person” means a natural person, corporation, joint venture, partnership, limited liability partnership, limited partnership, limited liability limited partnership, limited liability company, trust, estate, business trust, association, governmental authority or other entity.

“Products” means gold and silver processed by, and sold from, the Rochester Mine, excluding base metals, saleable on a recognized commercial commodities trading exchange.

“Refining Costs” means all costs and expenses of smelting and refining, including without limitation, all costs of assaying, sampling, custom smelting, and refining, all independent representative and umpire charges, penalties, and other deductions, imposed or charged by the refinery or smelter, as the case may be. If smelting or refining is carried out in facilities owned or controlled by CRI or its Affiliates, then the Refining Costs shall be the amount the CRI would have incurred if such smelting or refining were carried out at facilities not owned or controlled by CRI or its Affiliates then offering comparable services for comparable products on prevailing terms.

“Revenues” means the sum of actual prices of Products received at the time of sale multiplied by the ounces of Products sold in the applicable period, exclusive of losses or gains from Trading Activities.

“Right of First Refusal” is defined in Section 3.

“Rochester Mine” means all (i) CRI mineral processing facilities (mill, leach pads, crusher, ponds, and leachate recovery); (ii) stockpile ore; and (iii) the portions of RPG Mining Claims and CRI patented and unpatented mining claims located within Township 28 North, Range 34 East M.D.B.&M, Sections 9, 10, 15, 16, the East 1/2 of 20, 21, 22, a map of which is attached hereto as Exhibit 1.

“Trading Activities” shall mean any and all price hedging and price protection activities undertaken by CRI or its Affiliates with respect to any such Products or currency exchanges including without limitation, any forward sale and/or purchase contracts, option contracts, speculative purchases and sales of forward, futures and option contracts, both on and off commodity exchanges.

“Transfer” means shall mean any sale, grant, assignment, conveyance, Encumbrance, pledge, hypothecation, abandonment or other transfer.

Accepted and agreed as of the date first set forth above.

SIGNATURES BEGIN ON PAGE 13 AND CONTINUE TO PAGE 15

Executed this 26th day of June 2013.

COEUR ROCHESTER, INC.

By:	/s/ Mitchell J. Krebs
Mitchell J. Krebs, President

THE STATE OF IDAHO	)
)
COUNTY OF KOOTENAI	)

Before me, the undersigned authority, on this day personally appeared Mitchell J. Krebs, as the authorized representative of Coeur Rochester, Inc., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office on this the 26th day of June, 2013.

/s/ Deborah C. Kerr
Notary Public in and for the
State of Idaho

Executed this 25th day of June, 2013.

RYE PATCH GOLD US INC.

By	/s/ William C. Howald
William C. Howald, President

THE STATE OF NEVADA	)
)
COUNTY OF WASHOE	)

Before me, the undersigned authority, on this day personally appeared William C. Howald, President of Rye Patch Gold US Inc., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office on this the 25th day of June, 2013.

/s/ Joanne Bell
Notary Public in and for the
State of Nevada

Exhibit 1

Map of the Rochester Mine Subject to the Net Smelter Returns Royalty

Exhibit 1 of and to
CRI | RPG Net Smelter Returns Royalty Agreement

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20
21
22
23
26
27
28
29
APN #1502027
NEW NEVADA LANDS LLC
481.63
APN #1502017
NEW NEVADA LANDS LLC
640
APN #1502020
NEW NEVADA LANDS LLC
140

COEUR ROCHESTER™

Map Legend

Land Status

- Lands Subject to NSR Royalty Agreement
- N Series - Unpatented Lode Claims
- LH & LH 1000 Series - Unpatented Lode Claims
- OG Series - Unpatented Lode Claims
- Private Lands
- Bureau of Land Management (BLM)
- Patented Lode Claims

N

0 2500 ft US

Universal Transverse Mercator - Zone 11 (N)
North American 1983 (mean for CONUS)
Printed at: 1:29:14 PM CDT on Friday, June 21, 2013
Author: Jonathan Ellison

Disclaimer: Coeur Rochester, Inc. makes no claim as to the accuracy or completeness of any information contained on the map and reliance upon any information contained on the map shall be at the user's sole risk and without recourse upon Coeur Rochester, Inc.